Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2021 First Quarter GAAP EPS# and Adjusted EPS* of $2.12
Resilient and Focused Air Products Team Continues to Execute Amid COVID-19

Q1 FY21 (comparisons versus prior year):
•GAAP EPS of $2.12, down one percent, including an estimated $0.10-$0.15 negative impact from COVID-19; GAAP net income of $487 million, flat; and GAAP net income margin of 20.5 percent, down 120 basis points
•Adjusted EPS* of $2.12, down one percent, including an estimated $0.10-$0.15 negative impact from COVID-19; adjusted EBITDA margin* of 39.2 percent, down 110 basis points

Q1 FY21 Highlights
•Continued to safely operate more than 750 facilities around the world, reliably supplying customers and executing world-scale projects despite the continued challenges of COVID-19

•Increased quarterly dividend 12 percent to $1.50 per share, representing the 39th consecutive year that dividends have increased

•Announced agreement to provide proprietary LNG technology, equipment and related process license and advisory services to Energia Costa Azul LNG export terminal project in Mexico

•Named to the Dow Jones Sustainability North America Index (DJSI) for 11th consecutive year, honored with Best Social Responsibility Brand Award at 10th China Charity Festival for sixth consecutive year, and received 100 percent score on the Corporate Equality Index for the fifth consecutive year

#Earnings per share is calculated and presented on a diluted basis from continuing operations and attributable to Air Products.
*Certain results in this release, including in the highlights above, include references to non-GAAP financial measures on a consolidated, continuing operations basis and a segment basis. Additional information regarding these measures and a reconciliation of GAAP to non-GAAP historical results can be found below.

LEHIGH VALLEY, Pa. (February 4, 2021) - Air Products (NYSE:APD) today reported first quarter fiscal 2021 GAAP EPS from continuing operations of $2.12, down one percent, despite an estimated $0.10 to $0.15 negative impact from COVID-19; GAAP net income of $487 million, including $10 million from discontinued operations, which was flat; and GAAP net income margin of 20.5 percent, down 120 basis points, each versus prior year.

On a non-GAAP basis, adjusted EPS from continuing operations of $2.12 was down one percent, despite an estimated $0.10 to $0.15 negative impact from COVID-19; adjusted EBITDA* of $932 million was up three percent; and adjusted EBITDA margin of 39.2 percent was down 110 basis points, each versus prior year.

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First quarter sales of $2.4 billion increased five percent on three percent favorable currency, two percent higher pricing and one percent higher energy pass-through. Volumes declined one percent, as new plants, acquisitions and increased sale-of-equipment activities were offset by lower demand from COVID-19 and a reduced contribution from the Lu'An gasification project in Asia ("Lu'An").

Commenting on the results, Air Products' Chairman, President and Chief Executive Officer Seifi Ghasemi said, "The resilient, hard-working and focused Air Products team delivered higher adjusted EBITDA this quarter—as well as maintained adjusted EBITDA margins of nearly 40 percent—despite the continued challenges of the global pandemic. From our position of financial strength, we continued to execute our growth strategy focused on industrial gas projects that address significant energy and environmental challenges. Meanwhile, we continue to create shareholder value through the dividend, with our latest 12 percent increase representing our 39th consecutive year of dividend payment increases.”

Fiscal First Quarter Results by Business Segment
•Industrial Gases - Americas sales of $933 million were flat versus the prior year. Three percent higher pricing and two percent higher energy pass-through were offset by five percent lower volumes, primarily due to the impact of COVID-19. Operating income of $226 million decreased 12 percent, due to lower volumes and higher planned maintenance, partially offset by higher pricing. Operating margin of 24.2 percent decreased 330 basis points. Adjusted EBITDA of $400 million decreased two percent, due to lower volumes and higher planned maintenance, partially offset by higher pricing and the acquisition of hydrogen assets. Adjusted EBITDA margin of 42.9 percent decreased 90 basis points.
Sequentially, sales increased two percent on five percent higher energy pass-through and one percent higher pricing, partially offset by four percent lower volumes, primarily driven by seasonality.

•Industrial Gases - EMEA sales of $563 million increased 13 percent over the prior year. Volumes increased five percent, primarily driven by acquisitions and higher onsite volumes, partially offset by lower packaged gas demand from COVID-19. Three percent higher pricing and six percent favorable currency more than offset one percent lower energy pass-through. Operating income of $142 million increased 17 percent, primarily due to higher pricing, favorable currency and acquisitions, and operating margin of 25.1 percent increased 90 basis points. Adjusted EBITDA of $222 million increased 18 percent, primarily due to higher pricing, favorable currency and acquisitions, and adjusted EBITDA margin of 39.4 percent increased 170 basis points.

Sequentially, sales increased 11 percent on six percent higher volumes, driven by modest COVID-19-related recovery in the merchant business, acquisitions and higher onsite volumes; two percent favorable currency; two percent higher energy cost pass-through; and one percent higher pricing.

•Industrial Gases - Asia sales of $718 million increased four percent from the prior year on six percent favorable currency and one percent each higher pricing and energy-pass through. Volumes decreased four percent, primarily from a reduced contribution from Lu'An, while the merchant business remained stable. Operating income of $215 million decreased six percent, primarily due to Lu'An, and operating margin of 29.9 percent decreased 310 basis points. Adjusted EBITDA of $343 million decreased one percent, primarily due to Lu'An, and adjusted EBITDA margin of 47.7 percent decreased 240 basis points.

Sequentially, sales increased one percent, as four percent favorable currency more than offset three percent lower volumes, including Lu'An.

Ghasemi added, "Despite continued, broad economic uncertainty in most of the world, we remain confident in the profitable growth strategy we are executing, providing innovative solutions for some of the world’s most significant energy and environmental challenges. With our strong portfolio, we are able to meet customers' and countries' drive for cleaner and more sustainable solutions. We see great opportunities ahead in gasification, carbon capture and hydrogen for mobility, and we continue to develop and invest in strategic opportunities to drive our growth for decades to come. I continue to be as optimistic as ever about the future of Air Products.”

Discontinued Operations
During the first quarter of fiscal 2021, Air Products recorded net income from discontinued operations of $10.3 million ($0.05 per share), primarily from the settlement of a state tax appeal related to the gain on the sale of the former Performance Materials Division in fiscal year 2017. This settlement did not have an impact on Air Products' statement of cash flows in the first quarter.
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Earnings Teleconference
Access the Q1 earnings teleconference scheduled for 10:00 a.m. Eastern Time on February 4, 2021 by calling 323-794-2094 and entering passcode 2829376 or access the Event Details page on Air Products’ Investor Relations website.
About Air Products
Air Products (NYSE:APD) is a world-leading industrial gases company in operation for 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world's largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale carbon-free hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2020 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $60 billion. More than 19,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: the duration and impacts of the novel coronavirus (“COVID-19”) global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally; changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets that may affect the availability and terms on which we may obtain financing; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations or customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies; our ability to execute the projects in our backlog; our ability to develop and operate large scale and technically complex projects, including gasification projects; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters, public health crises, acts of war, or terrorism; the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.
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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars, except for share and per share data)	2020	2019
Sales	$2,375.2	$2,254.7
Cost of sales	1,632.4	1,486.6
Selling and administrative	202.7	201.7
Research and development	23.5	17.7
Other income (expense), net	22.5	12.3
Operating Income	539.1	561.0
Equity affiliates' income	69.3	58.2
Interest expense	36.7	18.7
Other non-operating income (expense), net	18.6	9.1
Income From Continuing Operations Before Taxes	590.3	609.6
Income tax provision	113.9	120.7
Income From Continuing Operations	476.4	488.9
Income from discontinued operations, net of tax	10.3	—
Net Income	486.7	488.9
Net income attributable to noncontrolling interests of continuing operations	4.7	13.3
Net Income Attributable to Air Products	$482.0	$475.6

Net Income Attributable to Air Products
Net income from continuing operations	$471.7	$475.6
Net income from discontinued operations	10.3	—
Net Income Attributable to Air Products	$482.0	$475.6

Per Share Data*
Basic EPS from continuing operations	$2.13	$2.15
Basic EPS from discontinued operations	0.05	—
Basic EPS Attributable to Air Products	$2.18	$2.15
Diluted EPS from continuing operations	$2.12	$2.14
Diluted EPS from discontinued operations	0.05	—
Diluted EPS Attributable to Air Products	$2.17	$2.14

Weighted Average Common Shares (in millions)
Basic	221.5	220.9
Diluted	222.6	222.2
*Earnings per share ("EPS") is calculated independently for each component and may not sum to total EPS due to rounding.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 December	30 September
(Millions of dollars)	2020	2020
Assets
Current Assets
Cash and cash items	$5,788.0	$5,253.0
Short-term investments	412.0	1,104.9
Trade receivables, net	1,419.7	1,274.8
Inventories	422.9	404.8
Prepaid expenses	178.5	164.5
Other receivables and current assets	588.7	482.9
Total Current Assets	8,809.8	8,684.9
Investment in net assets of and advances to equity affiliates	1,520.4	1,432.2
Plant and equipment, at cost	26,308.1	25,176.2
Less: accumulated depreciation	13,791.0	13,211.5
Plant and equipment, net	12,517.1	11,964.7
Goodwill, net	923.9	891.5
Intangible assets, net	452.5	435.8
Noncurrent lease receivables	816.2	816.3
Other noncurrent assets	1,048.2	943.1
Total Noncurrent Assets	17,278.3	16,483.6
Total Assets	$26,088.1	$25,168.5
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,962.2	$1,833.2
Accrued income taxes	108.4	105.8
Short-term borrowings	9.2	7.7
Current portion of long-term debt	906.1	470.0
Total Current Liabilities	2,985.9	2,416.7
Long-term debt	6,779.1	7,132.9
Long-term debt – related party	312.5	297.2
Other noncurrent liabilities	1,935.7	1,916.0
Deferred income taxes	1,003.0	962.6
Total Noncurrent Liabilities	10,030.3	10,308.7
Total Liabilities	13,016.2	12,725.4
Air Products Shareholders’ Equity	12,683.6	12,079.8
Noncontrolling Interests	388.3	363.3
Total Equity	13,071.9	12,443.1
Total Liabilities and Equity	$26,088.1	$25,168.5
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	31 December
(Millions of dollars)	2020	2019
Operating Activities
Net income	$486.7	$488.9
Less: Net income attributable to noncontrolling interest of continuing operations	4.7	13.3
Net income attributable to Air Products	482.0	475.6
Income from discontinued operations	(10.3)	—
Income from continuing operations attributable to Air Products	471.7	475.6
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	323.7	289.2
Deferred income taxes	47.6	24.4
Undistributed earnings of equity method investments	(10.8)	(26.2)
Gain on sale of assets and investments	(1.1)	(1.1)
Share-based compensation	9.8	13.9
Noncurrent lease receivables	21.9	23.5
Other adjustments	19.3	30.8
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(44.1)	0.9
Inventories	(9.9)	(8.4)
Other receivables	(30.1)	1.4
Payables and accrued liabilities	24.2	(115.4)
Other working capital	(47.5)	(41.6)
Cash Provided by Operating Activities	774.7	667.0
Investing Activities
Additions to plant and equipment, including long-term deposits	(664.2)	(447.7)
Investment in and advances to equity method investments	(20.0)	(7.1)
Proceeds from sale of assets and investments	2.6	15.2
Purchases of investments	(158.5)	—
Proceeds from investments	855.0	177.0
Other investing activities	3.3	1.9
Cash Provided by (Used for) Investing Activities	18.2	(260.7)
Financing Activities
Payments on long-term debt	(1.1)	(2.8)
Net increase (decrease) in commercial paper and short-term borrowings	4.5	(10.4)
Dividends paid to shareholders	(296.2)	(255.7)
Proceeds from stock option exercises	1.6	5.5
Other financing activities	(15.9)	(6.9)
Cash Used for Financing Activities	(307.1)	(270.3)
Effect of Exchange Rate Changes on Cash	49.2	21.4
Increase in cash and cash items	535.0	157.4
Cash and Cash items - Beginning of Year	5,253.0	2,248.7
Cash and Cash items - End of Period	$5,788.0	$2,406.1
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds)	$73.4	$66.2
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Three Months Ended 31 December 2020
Sales	$933.0	$563.0	$717.5	$104.5	$57.2	$2,375.2
Operating income (loss)	225.8	141.5	214.8	(4.6)	(38.4)	539.1
Depreciation and amortization	151.8	55.4	107.9	2.6	6.0	323.7
Equity affiliates' income	22.3	25.0	19.9	2.1	—	69.3
Three Months Ended 31 December 2019
Sales	$936.2	$498.7	$692.8	$92.6	$34.4	$2,254.7
Operating income (loss)	257.2	120.5	228.5	3.6	(48.8)	561.0
Depreciation and amortization	131.8	48.4	101.6	2.4	5.0	289.2
Equity affiliates' income	20.6	19.3	16.9	1.4	—	58.2
Total Assets
31 December 2020	$6,749.8	$4,249.2	$7,274.7	$485.3	$7,329.1	$26,088.1
30 September 2020	6,610.1	3,917.0	6,842.9	397.8	7,400.7	25,168.5

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
We present certain financial measures, other than in accordance with U.S. generally accepted accounting principles ("GAAP"), on an "adjusted" or "non-GAAP" basis. On a consolidated basis, these measures include adjusted diluted earnings per share ("EPS"), adjusted EBITDA, adjusted EBITDA margin, and adjusted effective tax rate. On a segment basis, these measures include adjusted EBITDA and adjusted EBITDA margin. In addition to these measures, we also present certain supplemental non-GAAP financial measures to help the reader understand the impact that certain disclosed items, or "non-GAAP adjustments," have on the calculation of our adjusted diluted EPS. For each non-GAAP financial measure, we present a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP.
Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. We believe these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of our business because such measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. For example, we previously excluded certain expenses associated with cost reduction actions, impairment charges, and gains on disclosed transactions. The reader should be aware that we may recognize similar losses or gains in the future. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.
When applicable, the tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax impact of our non-GAAP adjustments. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
ADJUSTED DILUTED EPS
There were no non-GAAP adjustments in the first quarter of fiscal year 2021 or 2020 that impacted diluted EPS from continuing operations.
When applicable, the table below provides a reconciliation to the most directly comparable GAAP measure for each of the major components used to calculate adjusted diluted EPS from continuing operations, which we view as a key performance metric. In periods that we have non-GAAP adjustments, we believe it is important for the reader to understand the per share impact of each such adjustment because management does not consider these impacts when evaluating underlying business performance.

Q1 2021 vs. Q1 2020	Operating Income	Equity Affiliates' Income	Income Tax Provision	Net Income Attributable to Air Products	Diluted EPS
2021 GAAP	$539.1	$69.3	$113.9	$471.7	$2.12
No non-GAAP adjustments	—	—	—	—	—
2021 Non-GAAP Measure ("Adjusted")	$539.1	$69.3	$113.9	$471.7	$2.12

2020 GAAP	$561.0	$58.2	$120.7	$475.6	$2.14
No non-GAAP adjustments	—	—	—	—	—
2020 Non-GAAP Measure ("Adjusted")	$561.0	$58.2	$120.7	$475.6	$2.14
Change GAAP and Non-GAAP Measure ("Adjusted")					($0.02)
% Change GAAP and Non-GAAP Measure ("Adjusted")					(1)%

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ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
We define adjusted EBITDA as net income less income (loss) from discontinued operations, net of tax, and excluding non-GAAP adjustments, which we do not believe to be indicative of underlying business trends, before interest expense, other non-operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA and adjusted EBITDA margin provide useful metrics for management to assess operating performance. Margins are calculated independently for each period by dividing each line item by consolidated sales for the respective period and may not sum to total margin due to rounding.
The tables below present consolidated sales and a reconciliation of net income on a GAAP basis to adjusted EBITDA and net income margin on a GAAP basis to adjusted EBITDA margin:

	Q1		Q2		Q3		Q4		FY2021
2021	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Sales	$2,375.2								$2,375.2

Net income and net income margin	$486.7	20.5%							$486.7	20.5%
Less: Income (loss) from discontinued operations, net of tax	10.3	0.4%							10.3	0.4%
Add: Interest expense	36.7	1.5%							36.7	1.5%
Less: Other non-operating income (expense), net	18.6	0.8%							18.6	0.8%
Add: Income tax provision	113.9	4.8%							113.9	4.8%
Add: Depreciation and amortization	323.7	13.6%							323.7	13.6%
Adjusted EBITDA and adjusted EBITDA margin	$932.1	39.2%							$932.1	39.2%

	Q1		Q2		Q3		Q4		FY2020
2020	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Sales	$2,254.7		$2,216.3		$2,065.2		$2,320.1		$8,856.3

Net income and net income margin	$488.9	21.7%	$490.4	22.1%	$457.1	22.1%	$494.7	21.3%	$1,931.1	21.8%
Less: Income (loss) from discontinued operations, net of tax	—	—%	(14.3)	(0.6%)	—	—%	—	—%	(14.3)	(0.2%)
Add: Interest expense	18.7	0.8%	19.3	0.9%	32.1	1.6%	39.2	1.7%	109.3	1.2%
Less: Other non-operating income (expense), net	9.1	0.4%	7.1	0.3%	8.1	0.4%	6.4	0.3%	30.7	0.3%
Add: Income tax provision	120.7	5.4%	148.5	6.7%	109.3	5.3%	99.9	4.3%	478.4	5.4%
Add: Depreciation and amortization	289.2	12.8%	294.7	13.3%	290.6	14.1%	310.5	13.4%	1,185.0	13.4%
Less: Company headquarters relocation income (expense)	—	—%	33.8	1.5%	—	—%	—	—%	33.8	0.4%
Less: India Finance Act 2020 - equity affiliate income impact	—	—%	33.8	1.5%	—	—%	—	—%	33.8	0.4%
Adjusted EBITDA and adjusted EBITDA margin	$908.4	40.3%	$892.5	40.3%	$881.0	42.7%	$937.9	40.4%	$3,619.8	40.9%

		Q1 2021 vs. Q1 2020
Change GAAP
Net income $ change		($2.2)
Net income % change		—%
Net income margin change		(120) bp
Change Non-GAAP
Adjusted EBITDA $ change		$23.7
Adjusted EBITDA % change		3%
Adjusted EBITDA margin change		(110) bp

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The tables below present sales and a reconciliation of operating income and operating margin to adjusted EBITDA and adjusted EBITDA margin for each of our regional industrial gas segments for the three months ended 31 December 2020 and 2019:

Sales	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia
Q1 2021	$933.0		$563.0		$717.5
Q1 2020	936.2		498.7		692.8

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia
Q1 2021 GAAP Measures
Operating income	$225.8		$141.5		$214.8
Operating margin	24.2%		25.1%		29.9%
Q1 2020 GAAP Measures
Operating income	$257.2		$120.5		$228.5
Operating margin	27.5%		24.2%		33.0%
Q1 2021 vs. Q1 2020 Change GAAP
Operating income $ change	($31.4)		$21.0		($13.7)
Operating income % change	(12%)		17%		(6%)
Operating margin change	(330)	bp	90	bp	(310)	bp

Q1 2021 Non-GAAP Measures
Operating income	$225.8		$141.5		$214.8
Add: Depreciation and amortization	151.8		55.4		107.9
Add: Equity affiliates' income	22.3		25.0		19.9
Adjusted EBITDA	$399.9		$221.9		$342.6
Adjusted EBITDA margin	42.9%		39.4%		47.7%
Q1 2020 Non-GAAP Measures
Operating income	$257.2		$120.5		$228.5
Add: Depreciation and amortization	131.8		48.4		101.6
Add: Equity affiliates' income	20.6		19.3		16.9
Adjusted EBITDA	$409.6		$188.2		$347.0
Adjusted EBITDA margin	43.8%		37.7%		50.1%
Q1 2021 vs. Q1 2020 Change Non-GAAP
Adjusted EBITDA $ change	($9.7)		$33.7		($4.4)
Adjusted EBITDA % change	(2%)		18%		(1%)
Adjusted EBITDA margin change	(90)	bp	170	bp	(240)	bp

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ADJUSTED EFFECTIVE TAX RATE
The effective tax rate equals the income tax provision divided by income from continuing operations before taxes. There were no non-GAAP adjustments in the first quarter of fiscal year 2021 or 2020 that impacted our effective tax rate.
When applicable, the tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Three Months Ended 31 December
	2020	2019
Income Tax Provision	$113.9	$120.7
No non-GAAP adjustments	—	—
Adjusted Income Tax Provision	$113.9	$120.7
Income From Continuing Operations Before Taxes	$590.3	$609.6
No non-GAAP adjustments	—	—
Adjusted Income From Continuing Operations Before Taxes	$590.3	$609.6
Effective and Adjusted Effective Tax Rate	19.3%	19.8%